RGA Amendment effective February 1, 2018, January 1, 2020, February 1, 2020 and December 8, 2020	Item 26. Exhibit (g) iv. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

CO# [_____]

TAI Code: [_____]

[_____]

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005
(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,
C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,
and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut
(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri
(hereinafter called the “Reinsurer”)

This Amendment is Effective February 1, 2018

I.	Effective upon policy anniversary renewal beginning February 1, 2018, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2018” and “Schedule J: Revised February 1, 2018”. This amendment will serve to update rates in accordance with the [_____] as described in Schedule D.2 ([_____], eff 2/1/2010) of this treaty. Rate changes apply to [_____] as well as [_____]. The rates herein shall be used for any billing transactions effective on or after February 1, 2018 excluding [_____].

II.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

[SIGNATURE PAGE FOLLOWS]

Attachments: “Schedule D.1: Revised February 1, 2018” and “Schedule J: Rate Table Revised February 1, 2018”

[page break]

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	5-15-18	DATE:	5-15-18

MML BAY STATE LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	5-15-18	DATE:	5-15-18

C.M. LIFE INSURANCE COMPANY

BY:	/s/ Peter G Ferris	ATTEST:	/s/ John M Valencia
	Peter G Ferris		John M Valencia
	Vice President & Actuary		Assistant Vice President & Actuary

DATE:	5-15-18	DATE:	5-15-18

RGA REINSURANCE COMPANY
BY:	/s/ Joel Phillips	ATTEST:	/s/ Rod Cordle
PRINT NAME:	Joel Phillips	PRINT NAME:	Rod Cordle

TITLE:	VP & Actuary	TITLE:	VP & Actuary

DATE:	5-15-18	DATE:	5-15-18

[page break]

SCHEDULE D.1: Revised February 1, 2018

PREMIUMS

PRODUCT: STRATEGIC EDGE GUL

Rate Name: [_____]

The following rates are applicable for certificates issued on or after April 1, 2005, for the [_____] category of the Strategic Edge product. This rate category is intended for [_____] that meet all current underwriting guidelines.

The consideration [_____] shall be based on the appropriate [_____] taken from the Base Rate Table in Schedule J: Rate Table Revised February 1, 2018, [_____]:

Risk Class	Pay Percentage	Maximum Pay Percentage	MassMutual Admin Code
[_____]

For [_____] rates, the rates in the Base Rate Table in Schedule J: Rate Table Revised February 1, 2018 will be [_____].

These rates will be subject to a [_____] as described in Schedule D.2: [_____].

[_____]%

[page break]

Schedule J: Rate Table Revised February 1, 2018

(Note: The [_____])

Base Rate Table:  the following table will be used as the base rate table.  This table will be [_____] listed in Exhibit C to create the appropriate reinsurance premium rates.

For [_____] rates, the rates in the Base Rate Table will be [_____]

[_______] Amount at Risk

[table deleted]

[page break]

[table deleted]

Base Rate Table

Attained	Male	Male	Female	Female
Age	[_____]	[_____]	[_____]	[_____]

[page break]

___________________________________________________________________________

NOTE: CERTAIN INFORMATION ENCLOSED WITHIN BRACKETS
HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS
BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
___________________________________________________________________________

AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
Effective April 1, 2005
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) – Rate Name: Select, with or without the variable rider (GVUL)
TAI Codes: [_____]

On and after January 1, 2020, the Amendment Effective Date, Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a YRT basis for the net amount at risk under the policy reinsured. The Reinsurer will calculate statutory reserves in accordance with the Standard Valuation Law in effect at the time of issue of the original policy. The Reinsurer’s reserve calculations may differ from those of the Ceding Company.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-16-19
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-16-19
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-16-19
Peter G Ferris
Vice President & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Lisa Rodgers	Date:	7/16/19

Print name:	Lisa Rodgers

Title:	VP & Actuary

RGA REINSURANCE COMPANY

By:	/s/ Thomas R. Dlouhy	Date:	7/16/2019

Print name:	Thomas R. Dlouhy

Title:	VP and Actuary

[page break]

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

CO# [_____]

TAI Code: [_____]

[_____]

AMENDMENT

to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM AGREEMENT Dated April 1, 2005
(herein after called the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, Springfield, Massachusetts,
C.M. LIFE INSURANCE COMPANY, Enfield, Connecticut,
and MML BAY STATE LIFE INSURANCE COMPANY, Enfield, Connecticut
(hereinafter called the “Ceding Company”)

and

RGA REINSURANCE COMPANY, St. Louis, Missouri
(hereinafter called the “Reinsurer”)

This Amendment is Effective February 1, 2020

I.	Effective upon policy anniversary renewal beginning February 1, 2020, Schedule D.1 and Schedule J of The Agreement are hereby revised by the attached “Schedule D.1: Revised February 1, 2020” and “Schedule J: Revised February 1, 2020”. This amendment will serve to update rates in accordance with the [_____] as described in Schedule D.2 ([_____], eff 2/1/2010) of this treaty. Rate changes apply to [_____] as well as [_____]. The rates herein shall be used for any billing transactions effective on or after February 1, 2020 excluding [_____].

II.	All provisions and conditions of the Agreement not specifically modified herein remain unchanged.

[SIGNATURE PAGE FOLLOWS]

Attachments: “Schedule D.1: Revised February 1, 2020” and “Schedule J: Rate Table Revised February 1, 2020”

[page break]

IN WITNESS WHEREOF, the Ceding Company and the Reinsurer have caused their names to be subscribed and duly attested hereunder by their respective Officers and assignees.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

BY: /s/ Chad Madore
Chad Madore
Head of Reinsurance Development & Management

DATE: 7/17/2020 | 3:41 PM EDT

C.M. LIFE INSURANCE COMPANY

BY: /s/ Chad Madore
Chad Madore
Head of Reinsurance Development & Management

DATE: 7/17/2020 | 3:41 PM EDT

MML BAY STATE LIFE INSURANCE COMPANY

BY: /s/ Chad Madore
Chad Madore
Head of Reinsurance Development & Management

DATE: 7/17/2020 | 3:41 PM EDT

RGA REINSURANCE COMPANY

BY: /s/ George Barnidge

PRINT NAME: George Barnidge

TITLE: VP and Actuary

DATE: 7/17/2020

[page break]

SCHEDULE D.1: Revised February 1, 2020

PREMIUMS

PRODUCT: STRATEGIC EDGE GUL

Rate Name: [_____]

The following rates are applicable for certificates issued on or after April 1, 2005, for the [_____] category of the Strategic Edge product. This rate category is intended for [_____] that meet all current underwriting guidelines.

The consideration [_____] shall be based on the appropriate [_____] taken from the Base Rate Table in Schedule J: Rate Table Revised February 1, 2020, [_____]:

Risk Class	Pay Percentage	Maximum Pay Percentage	MassMutual Admin Code
[_____]

For [_____] rates, the rates in the Base Rate Table in Schedule J: Rate Table Revised February 1, 2020 will be [_____].

These rates will be subject to a [_____] as described in Schedule D.2: [_____].

[_____]%

[page break]

Schedule J: Rate Table Revised February 1, 2018

(Note: The [_____])

Base Rate Table:  the following table will be used as the base rate table.  This table will be [_____] listed in Exhibit D.1 to create the appropriate reinsurance premium rates.

For [_____] rates, the rates in the Base Rate Table will be [_____]

[_______] Amount at Risk

[table deleted]

[page break]

[table deleted]

Base Rate Table

Attained	Male	Male	Female	Female
Age	[_____]	[_____]	[_____]	[_____]

[page break]

___________________________________________________________________________

NOTE: CERTAIN INFORMATION ENCLOSED WITHIN BRACKETS
HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS
BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
___________________________________________________________________________

[_____]
AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
Effective April 1, 2005
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

RGA REINSURANCE COMPANY
(the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) – Rate Name: Select, with or without the variable rider (GVUL)
TAI Codes: [_____]

Effective December 8, 2020 (the “Amendment Effective Date”), the Agreement is hereby amended to revise the reinsurance premium rate guarantee. The rate guarantee revision reflects the desired intent of the original Agreement and is consistent with the manner in which both parties have been reserving for the business covered hereunder.

Article IV - Premiums, Payments and Reports of the Agreement is hereby replaced in its entirety with the attached Article IV - Premiums, Payments and Reports.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/17/2020 | 6:48 PM EST
Chad Madore
Head of Reinsurance Development and Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/17/2020 | 6:48 PM EST
Chad Madore
Head of Reinsurance Development and Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	12/17/2020 | 6:48 PM EST
Chad Madore
Head of Reinsurance Development and Management

RGA REINSURANCE COMPANY

By:	/s/ Chris Noyes	Date:	12/17/2020 | 6:39 PM EST
Vice President, Business Development

[page break]

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.	Premiums are payable monthly in advance on a variable net risk method for each reinsurance cession. However, the Ceding Company may choose to continue to pay its premium on an annual basis in advance and make appropriate financial accounting adjustments that may be required to properly reflect the change to a monthly payment mode. Such accounting adjustments must comply with generally acceptable accounting principles. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by [_____]. The premium rates per thousand are those specified in Schedule D - Reinsurance Premium Rates General Guidelines, D.1 – Reinsurance Premium Rates by Product, which are modified as required in Schedule D.2 – Rate Adjustment Mechanism. The rates in Schedules D, D.1, and D.2, shall apply to [_____]. The Reinsurer may propose [_____]:

•	Issue years April 5, 2005 – December 31, 2008: [_____]
•	Issue years January 1, 2009 – April 20, 2013: [_____]

The Reinsurer guarantees the premiums for [_____] from the effective time of the rate implementation. If the Reinsurer proposes [_____], then a [_____] period commences as of the date receipt of notice of the [_____] by the Ceding Company (the “Negotiation Period”) during which period the Ceding Company and Reinsurer agree to negotiate the [_____] in good faith. At the end of the Negotiation Period, if [_____], then the Ceding Company can either accept [_____], as originally proposed or as modified during the Negotiation Period, if applicable, or [_____] under this Agreement subject to the [_____], regardless of the length of time the Policies have been inforce, by providing written notice within [_____]of the end of the Negotiation Period. If the Ceding Company [_____] and the Ceding Company will continue to calculate premium adjustments in accordance with Schedule D every [_____]. If the Ceding Company [_____], the Reinsurer will pay the Ceding Company [_____], If [_____], then all Policies subject to the [_____]. The effective date of the [_____]shall be no earlier than the effective date of the [_____] and no later than [_____]after the effective date of [_____]. Upon [_____], a [_____]. In no case shall the Ceding Company [_____].

If the premium rate on any Policy exceeds $[_____] of net amount at risk, the Ceding Company [_____] by providing the Reinsurer [_____]prior written notice. If any Policy is [_____].

In the event the Ceding Company, [_____], increases their cost of insurance charges to their customers, the Reinsurer will have [_____].

If the Ceding Company accepts a [_____] and makes a corresponding cost of insurance increase, it shall not trigger another [_____].

B.	At the end of each reporting period the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule E – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule E – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

[page break]

C.	The monthly statement shall be furnished to the Reinsurer within [_____] after the end of each reporting period and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. All premiums not paid within [_____] of the due date, defined as each certificate’s [_____] anniversary, will be in default. The Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving [_____] written notice to the Ceding Company. The first day of the [_____] notice of the termination period, resulting from default as described above, will be the day the notice is received in the mail by the Ceding Company, or if mail is not used, the day it is delivered to the Ceding Company. If all premiums in default are received within the [_____] time period, the Agreement will remain in effect. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums, if any.

D.	The Reinsurer reserves the right to change interest at the [_____] prior to the due date of the premium when:
1.	Renewal premiums are not paid within [_____] days of the due date.
2.	Premiums for new business are not paid within [_____] days of the date the policy is issued.

F.	The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.